Exhibit 10.1

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of May 10, 2020, by and among Potbelly Corporation, a Delaware corporation (the “Company”), on the one hand, and Intrinsic Investment Holdings, LLC, an Illinois limited liability company (“Intrinsic”), the Vann A. Avedisian Trust U/A 8/29/85, a trust formed in the state of Illinois (the “Avedisian Trust”), Vann A. Avedisian, an individual, KGT Investments, LLC, a Delaware limited liability company (“KGT”), The Khimji Foundation, a charitable trust formed in the state of Texas (“TKF”), Mahmood Khimji, an individual, Bryant L. Keil, an individual, Neil Luthra, an individual (each an “Investor” and collectively, with each of their respective Affiliates, the “Investors”), David J. Near, an individual (“Mr. Near”), and Todd W. Smith, an individual (“Mr. Smith” and, together with Mr. Near, the “Investor Designees”), on the other hand. The Company and the Investors are each herein referred to as a “party” and collectively, the “parties.” The Investor Designees shall be parties to this Agreement only for purposes of the Investor Designees’ rights and obligations under Sections 1, 7, 10(a)(ii)(B), 10(b) and 12 through 16.

WHEREAS, on December 18, 2019, the Investors filed a Schedule 13D with the SEC, which was subsequently amended on February 18, 2020, March 2, 2020, March 18, 2020 and March 30, 2020 (as amended, the “Schedule 13D”);

WHEREAS, on March 1, 2020, Intrinsic provided notice to the Company (as supplemented and revised on March 18, 2020, the “Nomination Notice”) of its intent to nominate candidates for election to the Board of Directors of the Company (the “Board”) at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”); and

WHEREAS, the Company and the Investors have determined to come to an agreement with respect to the composition of the Board and certain other matters, as provided in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.	Board Composition and Related Matters.

(a)    Effective upon the execution and delivery of this Agreement, the Investors withdraw the Nomination Notice.

(b)    Effective upon the execution and delivery of this Agreement, the Board:

(i)    increases the size of the Board by two directors;

(ii)    appoints Mr. Near and Mr. Smith to fill the vacancies resulting from the increase in the size of the Board pursuant to the foregoing clause (i);

(iii)    duly adopts a resolution to fix the size of the Board at ten (10) directors;

(iv)    nominates each Investor Designee for election to the Board at the 2020 Annual Meeting with a term expiring at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”); and

(v)    determines that each Investor Designee is “independent” under the rules and regulations of the NASDAQ Stock Market LLC.

(c)    Simultaneous with the execution and delivery of this Agreement and as a condition to the Investors’ rights and the Board’s obligations herein, each of the Investor Designees has executed and delivered to the Company a resignation letter in the form attached hereto as Exhibit A.

(d)    The Company shall, with respect to the 2020 Annual Meeting, (i) include each of the Investor Designees and Daniel Ginsburg, Joseph Boehm, Adrian Butler, Susan Chapman-Hughes, Marla Gottschalk, David Head, Alan Johnson and Ben Rosenzweig in its proxy statement and proxy card as director nominees of the Board, and not include any other nominees without the prior written consent of the Investors, (ii) recommend the election of the Investor Designees to the Board to the stockholders of the Company and (iii) solicit proxies in favor of the election of the Investor Designees to the Board in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees (the foregoing clauses (ii) and (iii), the “Election Support Efforts”). In connection with the foregoing, each Investor Designee hereby consents to be named as a nominee of the Company for election to the Board in any applicable proxy statement, proxy card or other solicitation materials of the Company.

(e)    For any Annual Meeting subsequent to the 2020 Annual Meeting and as long as one or both of the Investor Designees is or are on the Board, the Company shall irrevocably notify the Investor Designees and the Investors in writing (a “Renomination Notice”), no less than fifty-five (55) calendar days before the last day of the advance notice window for director nominations at such Annual Meeting pursuant to the Company’s Amended and Restated By-Laws (as amended from time to time, the “Bylaws”), whether the Company intends to renominate one or both of the Investor Designees for election to the Board at such Annual Meeting. Each Investor Designee that has received a Renomination Notice shall have ten (10) Business Days from delivery of such Renomination Notice (the “Renomination Response Period”) to notify the Company and the Investors in writing of his consent to such renomination (a “Renomination Consent”). With respect to each Investor Designee who has been renominated for election at an Annual Meeting pursuant to a Renomination Notice and delivered a corresponding Renomination Consent, the Company shall nominate such Investor Designee for election to the Board at such Annual Meeting and shall provide full Election Support Efforts for the election of such Investor Designee. Notwithstanding anything to the contrary contained herein, if the Company renominates both Investor Designees for election to the Board at the 2021 Annual Meeting and both Investor Designees deliver a corresponding Renomination Consent during the Renomination Response Period, then, if the Investors agree in writing, the Terminable Date under Section 10(a) shall be extended to the date that is forty-five (45) calendar days before the last day of the advance notice window for director nominations at the Company’s 2022 annual meeting of stockholders pursuant to the Bylaws.

(f)    During the period between the 2020 Annual Meeting and the Company’s delivery of the Renomination Notice for the 2021 Annual Meeting, the size of the Board shall not be increased beyond ten (10) directors without the approval of the stockholders of the Company; provided, however, that the Company shall not submit a proposal to increase the size of the Board to a vote of the stockholders of the Company (other than as part of a proposal to approve an Extraordinary Transaction).

(g)    Effective upon the execution and delivery of this Agreement, the Board duly appoints Mr. Near to serve on the Compensation Committee of the Board and Mr. Smith to serve on the Nominating and Governance Committee of the Board. Mr. Near and Mr. Smith shall be entitled to continuously serve on the Compensation Committee and the Nominating and Governance Committee, respectively, until the Termination Date, unless otherwise agreed by the Investors in writing. In addition, upon the reasonable request of an Investor Designee, the Board shall consult with such Investor Designee regarding the appointment of such Investor Designee to one or more other committees of the Board, with the understanding that the intent of the parties is that the Investor Designees shall be considered for membership on committees of the Board in the same manner as other members of the Board, subject to Section 1(h). An Investor Designee shall have the same right as other members of the Board to be invited to attend meetings of committees of the Board of which the Investor Designee is not a member, and to receive the same information as other directors, subject to Section 1(h). The Investor Designees shall receive prior written notice of any proposal to form a new committee and shall be considered for appointment to any new committee on the same basis as the other Board members, taking into consideration applicable skill sets and the number of committees on which the all directors, including the Investor Designees, already serve.

(h)    The Investors agree that the Board or any committee thereof, in the good faith exercise of its fiduciary duties (without the Investor Designees voting on such determination), shall have the right to recuse the Investor Designees from any portion of a Board or committee meeting and may restrict access to information of the Company to the extent the Board or any such committee is deliberating and/or taking action with respect to (i) the enforcement or performance of this Agreement, (ii) an Investor Designee’s failure to comply with the Charter, the Bylaws or applicable Company Policies, (iii) any demands made by any of the Investors or any of their respective Affiliates with respect to the Company if such demand is coupled expressly with the threat to take any of the actions prohibited in Sections 3(a) through 3(k), or (iv) any proposed transaction between the Company and any of the Investors or any of their respective Affiliates or any other matter where the interests of the Investors or any of their respective Affiliates are directly adverse to those of the Company. For the avoidance of doubt, (A) consistent with his fiduciary duties as a director of the Company, each Investor Designee shall consider in good faith, to the same extent as any other director of the Company, recusal from any Board or committee meeting in the event there is any other actual or potential conflict of interest between the Investors or an Investor Designee, on the one hand, and the Company, on the other hand, and (B) the Board may restrict an Investor Designee’s access to information of the Company to the same extent it would for any other director of the Company, in accordance with applicable law. The Company represents and warrants that all Company Policies currently in effect are publicly available on the Company’s website or have been provided to the Investors or their counsel. The Board shall not utilize committees of the Board (including an “executive” or similar committee) for the purpose of discriminating against an Investor Designee or undermining the purpose of this Agreement.

(i)    The Investors agree that there shall be no contracts, plans or arrangements, written or otherwise, between any of the Investors and any Investor Designee in effect during the term of this Agreement providing for any compensation, reimbursement of expenses or indemnification of an Investor Designee related to such Investor Designee’s service on the Board.

(j)    While each Investor Designee serves as a director of the Board, such Investor Designee shall receive compensation (including equity based compensation, if any) for Board and committee meetings attended, an annual retainer, benefits (including expense reimbursements), director and officer insurance and any indemnity and exculpation arrangements on the same basis as all other non-employee directors of the Company.

(k)    During the Standstill Period (as defined below), the Company shall not adopt a Rights Plan unless the “Acquiring Person” definition exempts the Investors up to a beneficial ownership in the aggregate of the then-outstanding shares of Common Stock that is equal to the Ownership Cap. The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan,” “stockholder rights plan,” “shareholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to stockholders of the Company, other than ratably to all stockholders of the Company).

2.    Voting Commitment. The Investors shall, or shall cause their Representatives to, appear in person or by proxy at each Stockholder Meeting and to vote all shares of Common Stock beneficially owned by such Investor and over which it has voting power in accordance with the Board’s recommendations as such recommendations are set forth in the applicable definitive proxy statement filed in connection with such Stockholder Meeting with respect to (a) the election, removal and/or replacement of directors (a “Director Proposal”) and (b) any other proposal submitted to the stockholders (other than a proposal to approve an Extraordinary Transaction); provided, however, that in the event both Institutional Shareholder Services, Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) make a voting recommendation that differs from the voting recommendation of the Board with respect to any proposal submitted to the stockholders (other than Director Proposals and proposals to approve an Extraordinary Transaction), the Investors shall be permitted to vote all or some shares of Common Stock beneficially owned by them and over which they have voting power at such Stockholder Meeting in accordance with the ISS and Glass Lewis recommendation.

3.    Standstill. Prior to the Termination Date and except as otherwise provided in this Agreement (including Section 10(a)(i)) (the “Standstill Period”), without the prior written consent of the Board, each Investor shall not, and shall instruct its respective Affiliates not to, directly or indirectly (in each case, except as permitted by this Agreement):

(a)    (i) acquire or offer to acquire, agree to acquire or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis including, for the avoidance of doubt, exercise of any subscription rights granted to the Investors), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any voting securities of the

Company (other than through a broad-based market basket or index) or any voting rights decoupled from the underlying voting securities which would result in the ownership or control of, or other beneficial ownership interest in, fifteen percent (15%) or more of the then-outstanding shares of the Common Stock in the aggregate (the “Ownership Cap”); provided, however, that the Board may increase the Ownership Cap by an affirmative vote of a majority of the Board; or (ii) sell or otherwise transfer its shares of Common Stock, other than in open market sale transactions where the identity of the purchaser is not known;

(b)    (i) nominate, recommend for nomination, give notice of an intent to nominate or recommend for nomination a person for election at any Stockholder Meeting at which the Company’s directors are to be elected; (ii) knowingly initiate, encourage or participate in any solicitation of proxies in respect of any election contest or removal contest with respect to the Company’s directors; (iii) knowingly submit, initiate, encourage or make any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) knowingly initiate, encourage or participate in any solicitation of proxies in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting; or (v) knowingly initiate, encourage or participate in any “withhold” or similar campaign with respect to any Stockholder Meeting;

(c)    form, join or knowingly participate in any group with respect to any voting securities of the Company, including in connection with any election or removal contest with respect to the Company’s directors or any stockholder proposal or other business brought before any Stockholder Meeting (other than with an Investor or one or more of its Affiliates or Associates who are instructed to comply with the terms and conditions of this Agreement);

(d)    deposit any voting securities of the Company in any voting trust or subject any Company voting securities to any arrangement or agreement with respect to the voting thereof (other than any such voting trust, arrangement or agreement solely among the Investors and their Affiliates and otherwise in accordance with this Agreement);

(e)    seek publicly to amend any provision of the Company’s Charter or Bylaws;

(f)    demand an inspection of the Company’s books and records;

(g)    (i) make any public or private proposal with respect to, (ii) make any public statement or otherwise knowingly publicly or privately encourage, advise or assist any person with respect to or (iii) knowingly initiate or in any way participate in, directly or indirectly: (A) any change in the number or term of directors serving on the Board or the filling of any vacancies on the Board, (B) any change in the capitalization or dividend policy of the Company, (C) any other change in the Company’s management, business, operations, strategy, governance, corporate structure, affairs or policies, (D) any Extraordinary Transaction, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; provided, however, that for the avoidance of doubt, the Investors shall be permitted to make private proposals to the Company and its Representatives so long as such private proposals would not be reasonably expected to trigger public disclosure obligations for either party;

(h)    effect, offer or propose to effect, cause or participate in, or assist or facilitate any other person to effect, offer or propose (other than directly to the Board, provided that such proposal does not require the Investors to amend the Schedule 13D) to effect or participate in, any (i) material acquisition of any assets or businesses of the Company or any of its subsidiaries, (ii) tender offer or exchange offer, merger, acquisition, share exchange or other business combination involving any of the voting securities or any of the material assets or businesses of the Company or any of its subsidiaries or (iii) recapitalization, restructuring, liquidation, dissolution or other material transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses;

(i)    enter into any negotiations or agreements with any Third Party with respect to the foregoing, or advise or assist any Third Party to take any action with respect to any of the foregoing;

(j)    publicly make or in any way advance publicly any request or proposal that the Company or the Board amend, modify or waive any provision of this Agreement; or

(k)    take any action challenging the validity or enforceability of this Section 3 or this Agreement.

For the avoidance of doubt, (x) the restrictions in this Section 3 shall not prevent any Investor from (I) making any factual statement as required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought (so long as such request did not arise as a result of action by any such Investor), (II) communicating privately with the Company’s chief executive officer, directors and the Company’s Representatives so long as such private communications would not be reasonably expected to trigger public disclosure obligations for either party or (III) communicating privately with any other Investor and (y) the restrictions in this Section 3 shall not restrict any Investor from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as the other stockholders of the Company or from participating in any such transaction that has been approved by the Board, subject to the other terms of this Agreement. For the avoidance of doubt, nothing in this Section 3 shall be deemed to limit an Investor Designee’s exercise in good faith of his fiduciary duties in his capacity as a director of the Company.

4.    No Public Statements. Prior to the Termination Date, neither party shall, nor shall it permit any of its Representatives to, without the prior written consent of the other party, make any public statement or on the record or on background statement to any member of the media about the other party, the other party’s current or former directors in their capacity as such (including any director who was serving immediately prior to this Agreement), officers or employees (including with respect to such persons’ service at the other party), the other party’s subsidiaries, or the business of the other party’s subsidiaries’ or any of its or its subsidiaries’ current directors, officers or employees, including the business and current or former directors, officers and employees of the other party’s controlled Affiliates, as applicable. The restrictions in this Section 4 shall not (a) apply (i) in any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought, or (ii) to any disclosure required by applicable law, rules or regulations, with respect to each of (i) and (ii), to the extent that such party reasonably believes, after consultation with outside legal counsel, that such disclosure is legally required; or (b) prohibit any party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.

5.    No Litigation. Prior to the Termination Date, each party hereby covenants and agrees that it shall not, and shall not permit any of its Representatives to, directly or indirectly, alone or in concert with others, pursue or assist any other person to threaten or initiate, any lawsuit, claim or proceeding before any court (each, a “Legal Proceeding”) against the other party or any of its Representatives, except for (a) any Legal Proceeding initiated to remedy a breach of or to enforce this Agreement, (b) counterclaims with respect to any proceeding initiated by, or on behalf of one party or its Affiliates against the other party or its Affiliates, (c) the exercise of statutory appraisal rights, (d) making any claim as a stockholder of the Company in connection with any class action proceeding brought by a named plaintiff other than any Investor, so long as such plaintiff has not been assisted by any Investor with respect to such class action proceeding, and (e) enforcing such party’s rights as a stockholder of the Company (other than initiating a stockholder derivative demand); provided, however, that the foregoing shall not prevent any party or any of its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the direct or indirect suggestion of such party or any of its Representatives; provided, further, that in the event any party or any of its Representatives receives such Legal Requirement, such party shall give prompt written notice of such Legal Requirement to the other party (except where such notice would be legally prohibited or not practicable). Each party represents and warrants that neither it nor any assignee has filed any lawsuit against the other party. Each of the parties shall not, and shall instruct their respective Affiliates not to, directly or indirectly, engage or continue to engage or use any private investigations firm or other person to investigate the other party or any Representative of the other party.

6.    SEC Filings.

(a)    Promptly following the execution and delivery of this Agreement, the Company shall issue a press release (the “Press Release”) announcing this Agreement, substantially in the form attached hereto as Exhibit B. Following the execution and delivery of this Agreement and prior to the issuance of the Press Release, neither the Company nor any of the Investors shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other party.

(b)    No later than two (2) Business Days following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Form 8-K shall be consistent with the terms of this Agreement and the Press Release. The Company shall provide the Investors and their Representatives with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any comments of the Investors and their Representatives.

(c)    No later than two (2) Business Days following the date of this Agreement, the Investors shall file with the SEC an amendment to the Schedule 13D in compliance with Section 13 of the Exchange Act reporting their entry into this Agreement, disclosing applicable items to conform to their obligations hereunder and appending this Agreement as an exhibit thereto (the “Schedule 13D Amendment”). The Schedule 13D Amendment shall be consistent with the terms of this Agreement and the Press Release. The Investors shall provide the Company and its Representatives with a reasonable opportunity to review the Schedule 13D Amendment prior to it being filed with the SEC and consider in good faith any comments of the Company and its Representatives.

7.    Confidentiality. Each of the Investors acknowledges and agrees that the Investor Designees shall be subject to confidentiality obligations under Delaware law, the Charter, Bylaws and applicable Company Policies and will have access to information concerning the Company that constitutes material non-public information under applicable federal and state securities laws, and that no Investor Designee shall be asked to share any such material non-public information with any Investor.

8.    Affiliates and Associates. Each party shall instruct its controlled Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. A breach of this Agreement by a controlled Affiliate or Associate of a party, if such controlled Affiliate or Associate is not a party to this Agreement, shall be deemed to occur if such controlled Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such controlled Affiliate or Associate was a party to the same extent as a party to this Agreement.

9.    Representations and Warranties.

(a)    Each Investor represents that it has the capacity to manage its own affairs. Each of the Investors represents and warrants, severally and not jointly, that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement, and that this Agreement has been duly and validly executed and delivered by such Investor, constitutes a valid and binding obligation and agreement of the Investor and is enforceable against the Investor in accordance with its terms. Each Investor represents and warrants, severally and not jointly, that the execution of this Agreement, the consummation of any of the transactions contemplated hereby and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents (to the extent applicable) of such Investor as currently in effect, the execution, delivery and performance of this Agreement by such Investor does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to such Investor or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Investor is a party or by which such Investor is bound. Each Investor represents and warrants, severally and not jointly, that, as of the date of this Agreement, its respective beneficial ownership of Common Stock is as disclosed in the Schedule 13D and that each such Investor does not own Synthetic Equity Interests or any Short Interests in the Company.

(b)    The Company hereby represents and warrants that it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms. The Company represents that the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect, the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

10.    Termination.

(a)    Subject to Section 1(e), either party shall have the right to terminate this Agreement upon delivery to the other party of advance written notice of such termination at least five (5) calendar days prior to the effective date of such termination (the effective date of termination, the “Termination Date”); provided, however, that the Termination Date may not be earlier than the date that is thirty (30) calendar days prior to the notice deadline under the Bylaws for the nomination of director candidates for election to the Board at the 2021 Annual Meeting (the “Terminable Date”); provided, further, that the Termination Date may not be in any time period between the notice deadline under the Bylaws for the nomination of director candidates for election to the Board with respect to any Annual Meeting and the conclusion of such Annual Meeting. Notwithstanding anything to the contrary in this Agreement:

(i)    the obligations of the Investors pursuant to Sections 1, 2, 3, 4 and 5 shall terminate in the event that the Company materially breaches its obligations to the Investors pursuant to Sections 1, 4 or 5, or the representations and warranties in Section 9(b) and such breach (if capable of being cured) has not been cured within ten (10) calendar days following written notice of such breach from the Investors, or, if impossible to cure within ten (10) calendar days, the Company has not taken substantive action to correct within ten (10) calendar days following written notice of such breach from the Investors; provided, however, that any termination in respect of a breach of Section 4 shall require a determination of a court of competent jurisdiction that the Company materially breached Section 4; provided, further, that the obligations of the Investors pursuant to Section 5 shall terminate immediately in the event that the Company materially breaches its obligations to the Investors under Section 5; and

(ii)    the obligations of the Company to the Investors pursuant to Sections 1, 4 and 5 shall terminate in the event that (A) an Investor materially breaches its obligations in Sections 1, 2, 3, 4, 5 or 7 or the representations and warranties in Section 9(a) or (B) an Investor Designee materially breaches its obligations under this Agreement or the Company’s Charter, Bylaws or Company Policies that are applicable to all directors, and such breach (if capable of being cured) has not been cured within ten (10) calendar days following written notice of such breach, or, if impossible to cure within ten (10) calendar days, the Investors or such Investor Designee, as applicable, has not taken substantive action to correct within ten (10) calendar days following written notice of such breach from the Company; provided, however, that any termination in respect of a breach of Section 4 shall require a determination of a court of competent jurisdiction that an Investor materially breached Section 4; provided, further, that the obligations of the Company to the Investors pursuant to Section 5 shall terminate immediately in the event that an Investor materially breaches its obligations under Section 5.

(b)    If this Agreement is terminated in accordance with this Section 10, this Agreement shall forthwith become null and void, but no termination shall relieve a party from liability for any breach of this Agreement prior to such termination.

11.    Expenses. No later than two (2) Business Days following the date of this Agreement, the Company shall issue 130,000 shares of Common Stock (of which 41,311 shall be issued to the Avedisian Trust, 43,571 shall be issued to KGT and 45,118 shall be issued to TKF) (such shares in the aggregate, the “Reimbursement Stock”) pursuant to a stock issuance agreement (the “Stock Issuance Agreement”) in the form attached hereto as Exhibit C as reimbursement for all documented out-of-pocket costs, fees and expenses (including attorney’s fees and other legal expenses and expenses related to the engagement of other advisors and consultants) incurred by the Investors and their Representatives in connection with, relating to or resulting from their efforts and actions, and any preparations therefor, prior to the execution and delivery of this Agreement, including the preparation and delivery of the Nomination Notice and the negotiation and execution of this Agreement. In connection with such issuance, (a) each of the Avedisian Trust, KGT and TKF represent, severally and not jointly, that (i) such Investor is acquiring the Reimbursement Stock for investment and not for resale and acknowledges that the Reimbursement Stock are restricted securities under the Securities Act of 1933, as amended (the “Securities Act”) and not subject to resale without registration or an exemption under applicable securities laws and (ii) such Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act, and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Common Stock, and (b) the Company covenants that promptly following the written request of such Investor it shall, at its own expense, arrange for the transfer agent to remove the restricted legend from the Reimbursement Stock at the earliest practicable date that is in conformity with applicable securities laws.

12.    Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending if sent by electronic mail to the electronic mail addresses below; (c) one (1) Business Day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company: Potbelly Corporation 111 N. Canal Street, Suite 850 Chicago, IL 60606 Attention: Matt Revord Email: matt.revord@potbelly.com	with a copy (which shall not constitute notice) to: Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Attention: Kai H. Liekefett Email: kliekefett@sidley.com

If to Intrinsic, the Avedisian Trust, and Vann A. Avedisian: 220 N. Green Street 3rd Floor Chicago, IL 60607 Attention: Vann Avedisian Email: vavedisian@highgate.com with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
Attention: Richard M. Brand

                 Daniel P. Raglan
Email: richard.brand@cwt.com

           daniel.raglan@cwt.com

If to KGT, The Khimji Foundation, and Mahmood Khimji: 545 E. John Carpenter Freeway Suite 1400 Irving, TX 75062 Attention: Paul Womble Email: pwomble@highgatecapinv.com with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
Attention: Richard M. Brand

                 Daniel P. Raglan
Email: richard.brand@cwt.com

           daniel.raglan@cwt.com

If to Bryant L. Keil: 825 S. Waukegan Road Suite A8-50 Lake Forest, IL 60045 Email: bryantkeil@gmail.com with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
Attention: Richard M. Brand

                 Daniel P. Raglan
Email: richard.brand@cwt.com

           daniel.raglan@cwt.com

If to Neil Luthra: 870 Seventh Avenue 2nd Floor New York, NY 10019 Email: nluthra@highgate.com with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
Attention: Richard M. Brand

                 Daniel P. Raglan
Email: richard.brand@cwt.com

           daniel.raglan@cwt.com

If to David J. Near: 1504 W. 6th Street Austin, TX 78703 Email: dave@pfoods.com with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
Attention: Richard M. Brand

                 Daniel P. Raglan
Email: richard.brand@cwt.com

           daniel.raglan@cwt.com

If to Todd W. Smith: 215 N. Admiral Byrd Road Suite 100 Salt Lake City, Utah 84116 Email: imctodd@yahoo.com with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
Attention: Richard M. Brand

                 Daniel P. Raglan
Email: richard.brand@cwt.com

           daniel.raglan@cwt.com

13.    Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of this Agreement, shall be governed by and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws principles. The parties agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of this Agreement shall exclusively lie in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party consents to accept service of process in any such Legal Proceeding by service of a copy thereof upon either its registered agent in the State of Delaware or the Secretary of State of the State of Delaware, with a copy delivered to it by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 12. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT.

14.    Specific Performance. Each party acknowledges and agrees that the other parties would be irreparably injured by an actual breach of this Agreement by the first-mentioned party or its Representatives and that monetary remedies may be inadequate to protect a party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Agreement, each party shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security, if another party or any of its Representatives breach or threaten to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching party.

15.    Certain Definitions and Interpretations. As used in this Agreement: (a) the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time prior to the Termination Date become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that the term “Associate” shall refer only to Associates controlled by the Company or the Investors, as applicable; provided, further, that, for purposes of this Agreement, the Investors shall not be Affiliates or Associates of the Company and the Company shall not be an Affiliate or Associate of the Investors; (b) the term “Annual Meeting” means each annual meeting of stockholders of the Company and any adjournment, postponement, rescheduling or continuation thereof; (c) the terms “beneficial ownership,” “group,” “person,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder, provided, however, that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(1)(2)(iv) and 14a-2 under the Exchange Act; (d) the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable law; (e) the term “Charter” means the Company’s Amended and Restated Certificate of Incorporation (as may be amended from time to time); (f) the term “Common Stock” means the issued and outstanding common stock of the Company, par value $0.01 per share; (g) the term “Company Policies” means the policies, procedures, processes, codes, rules, standards and guidelines that are applicable to all directors of the Company (as may be amended from time to time); (h) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (i) the term “Extraordinary Transaction” means any tender offer, exchange offer, merger, acquisition, business combination or other transaction with a third party that, in each case, (i) would result in a change of control of the Company, liquidation, dissolution or other extraordinary transaction involving a majority of its equity securities or a majority of its assets and (ii) is submitted for a vote of the Company’s stockholders; (j) the term “Representatives” means (i) a person’s Affiliates and Associates and (ii) its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its Affiliates or Associates (but, for the avoidance of doubt, the Investor Designees shall not be deemed Representatives of any Investor); (k) the term “SEC”

means the U.S. Securities and Exchange Commission; (l) the term “Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company’s equity securities by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the Company’s equity securities, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company’s equity securities; (m) the term “Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof; and (n) the term “Synthetic Equity Interests” means any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such person, the purpose or effect of which is to give such person economic risk similar to ownership of equity securities of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company’s equity securities, or which derivative, swap or other transactions provide the opportunity to profit from any increase in the price or value of shares of any class or series of the Company’s equity securities, without regard to whether (i) the derivative, swap or other transactions convey any voting rights in such equity securities to such person; (ii) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such equity securities; or (iii) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; and (o) the term “Third Party” refers to any person that is not a party, a member of the Board, a director or officer of the Company, or legal counsel to either party. In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation;” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “or” is not exclusive; (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (v) whenever the context requires, the masculine gender shall include the feminine and neuter genders.

16.    Miscellaneous.

(a)    This Agreement, including all exhibits hereto, and the Stock Issuance Agreement, contain the entire agreement among the parties and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(b)    This Agreement is solely for the benefit of the parties and is not enforceable by any other persons.

(c)    This Agreement shall not be assignable by operation of law or otherwise by a party without the consent of the other parties. Any purported assignment without such consent is hereby voided. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party.

(d)    Neither the failure nor any delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(e)    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

(f)    Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party.

(g)    This Agreement may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

(h)    Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

(i)    The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

(j)    Each of the parties shall be responsible for the performance of its own obligations under this Agreement and each of the Investors shall be severally but not jointly liable for each Investor’s obligations under this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

THE COMPANY:

POTBELLY CORPORATION

By:	/s/ Alan Johnson
Name: Alan Johnson
Title: Chief Executive Officer

SIGNATURE PAGE TO SETTLEMENT AGREEMENT

INVESTORS:

INTRINSIC INVESTMENT HOLDINGS, LLC

By:	/s/ Vann A. Avedisian
Name: Vann A. Avedisian
Title: Managing Member

VANN A. AVEDISIAN TRUST U/A 8/29/85

By:	/s/ Vann A. Avedisian
Name: Vann A. Avedisian
Title: Trustee

/s/ Vann A. Avedisian
VANN A. AVEDISIAN

KGT INVESTMENTS, LLC

By:	/s/ Mahmood Khimji
Name: Mahmood Khimji
Title: Manager

THE KHIMJI FOUNDATION

By:	/s/ Mahmood Khimji
Name: Mahmood Khimji
Title: Trustee

/s/ Mahmood Khimji
MAHMOOD KHIMJI

/s/ Bryant L. Keil
BRYANT L. KEIL

/s/ Neil Luthra
NEIL LUTHRA

SIGNATURE PAGE TO SETTLEMENT AGREEMENT

INVESTOR DESIGNEES:

Solely for purposes of the Investor Designees’ rights and obligations under Sections 1, 7, 10(a)(ii)(B), 10(b) and 12 through 16:

/s/ David J. Near
DAVID J. NEAR

/s/ Todd W. Smith
TODD W. SMITH

SIGNATURE PAGE TO SETTLEMENT AGREEMENT

Exhibit A

Form of Resignation Letter

May 10, 2020

Board of Directors

Potbelly Corporation

111 N. Canal Street, Suite 850

Chicago, Illinois 60606

Re: Offer of Resignation

Ladies and Gentlemen:

This irrevocable offer of resignation is delivered pursuant to that certain Settlement Agreement (the “Settlement Agreement”), dated as of May 10, 2020, by and among Potbelly Corporation, a Delaware corporation (the “Company”), on the one hand, and Intrinsic Investment Holdings, LLC, an Illinois limited liability company, the Vann A. Avedisian Trust U/A 8/29/85, a trust formed in the State of Illinois, Vann A. Avedisian, an individual, KGT Investments, LLC, a Delaware limited liability company, The Khimji Foundation, a charitable trust formed in the state of Texas, Mahmood Khimji, an individual, Bryant L. Keil, an individual, Neil Luthra, an individual (each an “Investor” and collectively, with each of their respective Affiliates, the “Investors”), David J. Near, an individual, and Todd W. Smith, an individual, on the other hand. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

If elected as a director of the Company, I hereby irrevocably offer to resign from my position as a director of the Board and from any and all committees of the Board on which I serve, effective immediately upon (1) a material breach of the Settlement Agreement that terminates the Company’s obligations to the Investors pursuant to Section 10(a)(ii) of the Settlement Agreement; or (2) the Termination Date (it being understood that the Board shall have the right to decline to accept my offer of resignation and that it shall be irrevocable for a period of thirty (30) calendar days).

Very truly yours,

EXHIBIT A TO SETTLEMENT AGREEMENT

Exhibit B

Form of Press Release

Potbelly Corporation Appoints David J. Near and Todd W. Smith to Board of Directors

Announces Agreement with Shareholders led by Vann A. Avedisian

CHICAGO, May 11, 2020 – Potbelly Corporation (NASDAQ: PBPB) today announced that it has reached an agreement (the “Agreement”) with shareholders led by Vann A. Avedisian (the “Shareholder Investors”) to appoint David J. Near and Todd W. Smith to the Company’s Board of Directors (the “Board”), effective immediately. With the appointments of Messrs. Near and Smith, the Board will be comprised of 10 directors, 9 of whom are independent.

Dan Ginsberg, Chairman of the Board of Potbelly, commented, “We are pleased to have reached this agreement and welcome Dave and Todd to the Board. Prior to the COVID-19 pandemic our turnaround plan was gaining traction, and with Dave and Todd’s expertise, we look forward to executing our strategic priorities to enhance value for our shareholders.”

On behalf of the Shareholder Investors, Vann A. Avedisian said, “We believe that Dave and Todd will be invaluable additions to Potbelly’s Board and are confident their deep restaurant operating experience, including Dave’s tenure as Chief Operations Officer of Wendy’s and Todd’s as President and CMO of Sonic Drive-In, will be invaluable to Potbelly.”

Pursuant to the Agreement, the Board also agreed to include David J. Near and Todd W. Smith in Potbelly’s slate of nominees for election to the Board at the 2020 Annual Meeting. The Shareholder Investors agreed to vote in favor of all of the Company’s nominees at the 2020 Annual Meeting and have withdrawn their nomination notice. The Agreement will be included as an exhibit to the Company’s current report on Form 8-K which will be filed with the Securities and Exchange Commission.

Potbelly is represented by Sidley Austin LLP and Mayer Brown LLP. The Shareholder Investors are represented by Cadwalader, Wickersham & Taft LLP.

About David J. Near

Mr. Near is the founding partner of Pisces Foods L.P and is a third-generation restauranteur. For the past five years, he has been the managing partner of Ramen Tatsuya Holdings LLC, which manages Tatsuya Brands, and now serves as a board member. He worked with Coca-Cola Fountain as Territory Sales Manager and previously operated Wendy’s restaurants as a franchisee from 1995 to 2012. Prior to that, he served multiple years as President of the Wendy’s Franchise Advisory council and was appointed Chief Operations Officer at The Wendy’s Company from 2006 to 2009. He was responsible for global operations, franchising, new store development, and served as a board member of Wendy’s National Advertising Program. Mr. Near received his undergraduate degree from Duke University an MBA from The Fuqua School of Business at Duke.

About Todd W. Smith

Mr. Smith has extensive experience in the restaurant industry, where he has led large public companies, small, fast-growing fast casual companies, and has founded his own restaurant group. In 2017 he took an equity stake in Cafe Rio Mexican Grill, a fast growing, fast casual concept. In 2012, he was tapped to lead the turn-around at Sonic Drive-In after three straight years of same store sales decline. Mr. Smith ultimately served as President and CMO and helped Sonic Drive-In to five straight years of same store sales growth and record store-level profits. Prior to that, he worked in marketing at Yum! Brands for its KFC domestic business. After successfully turning around a struggling handheld chicken division, he joined Wendy’s International in its innovation and new product marketing group. Mr. Smith received his undergraduate degree from Brigham Young University and a Masters of Science in Integrated Marketing Communications from Northwestern University.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States. For more information, please visit our website at www.potbelly.com.

CONTACTS

Investor Relations:

Josh Littman or Chris Hodges

Alpha IR Group

312-445-2870

PBPB@alpha-ir.com

Media:

Dan Zacchei / Joe Germani

Sloane & Company

dzacchei@sloanepr.com / jgermani@sloanepr.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: the events contemplated by the Settlement Agreement, our future financial position, business strategy and plans and objectives of management for future operations. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, uncertainties regarding future actions that may be taken by the Shareholder Investors in connection with their investment in the Company; risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K, other risk factors described from time to time in subsequent quarterly reports on Form 10-Q and the risk factors described in our current report on Form 8-K filed on May 8, 2020, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Important Additional Information

The Company intends to file a proxy statement on Schedule 14A and accompanying proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise of the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) filed with the SEC on April 2, 2019. To the extent that such participants’ holdings in the Company’s securities have changed since the filing of the proxy statement for the 2019 Annual Meeting, such changes have been set forth on Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Ownership on Form 4. Updated information regarding the identities of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement in connection with the 2020 Annual Meeting and other relevant documents to be filed with the SEC. Stockholders may obtain a free copy of the proxy statement, any amendments or supplements to the proxy statement and any other documents that the Company files with the SEC at the SEC’s website at www.sec.gov or the Company’s website at www.investors.potbelly.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Exhibit C

Stock Issuance Agreement

THE SECURITIES ISSUED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND ARE BEING ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES LAWS.

STOCK ISSUANCE AGREEMENT

THIS STOCK ISSUANCE AGREEMENT (this “Agreement”) is being entered into as of May 10, 2020 by and among Potbelly Corporation, a Delaware corporation (the “Company”), on the one hand, and the Vann A. Avedisian Trust U/A 8/29/85, a trust formed in the state of Illinois (the “Avedisian Trust”), KGT Investments, LLC, a Delaware limited liability company (“KGT”) and The Khimji Foundation, a charitable trust formed in the state of Texas (“TKF”) on the other hand. The Company, the Avedisian Trust, KGT and TKF are each herein referred to as a “party” and collectively, the “parties.”

R E C I T A L S

WHEREAS, on May 10, 2020, the Company, the Avedisian Trust, KGT, TKF and certain other parties entered into a Settlement Agreement (the “Settlement Agreement”) (capitalized terms used but not defined herein shall have the respective meanings set forth in the Settlement Agreement);

WHEREAS, pursuant to Section 11(Expenses) of the Settlement Agreement, the Company agreed to issue 130,000 shares of Common Stock (of which 41,311 shares are to be issued to the Avedisian Trust, 43,571 shares are to be issued to KGT and 45,118 shares are to be issued to TKF) (such shares in the aggregate, the “Reimbursement Stock”) as reimbursement for all documented out-of-pocket costs, fees and expenses (including attorney’s fees and other legal expenses and expenses related to the engagement of other advisors and consultants) incurred by the Investors and their Representatives in connection with, relating to or resulting from its efforts and actions, and any preparations therefor, prior to the execution and delivery of the Settlement Agreement, including the preparation and delivery of a Nomination Notice; and

WHEREAS, the parties are executing and delivering this Agreement for the issuance of the Reimbursement Stock.

NOW THEREFORE, the parties, intending to be legally bound hereby, agree as follows:

1.    Stock Issuance.

1.1    No later than two (2) Business Days following the date of this Agreement, the Company shall issue (a) 41,311 shares of the Reimbursement Stock to the Avedisian Trust, (b) 43,571 shares of the Reimbursement Stock to KGT and (c) 45,118 shares of the Reimbursement Stock to TKF.

1.2    The Reimbursement Stock shall be issued in book-entry form with the legend listed in Section 2.9 below.

2.    Representations, Warranties and Agreements of the Avedisian Trust, KGT and TKF. Each of the Avedisian Trust, KGT and TKF represents and warrants, severally and not jointly, that:

2.1    It has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the acquisition of the Reimbursement Stock.

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It has adequate means of providing for its current and anticipated financial needs and contingencies, and is able to bear the economic risks of the investment for an indefinite period of time and has no need for liquidity of the investment in the Reimbursement Stock. It can afford the loss of its entire investment.

2.2    It is acquiring the Reimbursement Stock for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands and acknowledges that the issuance of the Reimbursement Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. It further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the shares of Reimbursement Stock. It is an “accredited investor” as defined in Rule 501(a) of Regulation D and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. Neither it nor any of its Affiliates (as defined below) has taken any of the actions set forth in, or are subject to, the disqualification provisions of Rule 506(d)(1) of Regulation D. “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act.

2.3    It represents that (a) it was not formed for the specific purpose of acquiring the Reimbursement Stock, (b) it is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (c) it has full power and authority to execute and deliver this Agreement, and to carry out the provisions hereof and to acquire and hold the Reimbursement Stock, and (d) the execution and delivery of this Agreement has been duly authorized by all necessary action by or on its part, this Agreement has been duly executed and delivered on its behalf and is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and general principles of equity.

2.4    The execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in any breach of, its organizational or formation documents, (b) conflict with or result in any violation of any provision of any law applicable to it or any of its properties or assets, or (c) violate, conflict with or result in a breach or default under any contract, agreement or instrument binding on it or its property or assets, except (in the case of clauses (b) or (c) above) for such violations, conflicts, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on its ability to perform its obligations under this Agreement.

2.5    No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or notice, approval, consent waiver or authorization from any third party is required on its part or any of its Affiliates with respect to its execution, delivery or performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

2.6    It understands that the Reimbursement Stock are being issued to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and its compliance with, its representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Reimbursement Stock. It acknowledges and understands that the Company is relying on the representations and warranties made by it hereunder and that such representations and warranties are a material inducement to the Company to enter into this Agreement. It is not acquiring the Reimbursement Stock as a result of or subsequent to any “general solicitation” or “general advertising” within the meaning or Regulation D.

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2.7    It understands that the Company does not intend to register the Reimbursement Stock under the Securities Act, and that the Reimbursement Stock will be “restricted securities” within the meaning of Rule 144 under the Securities Act and will be subject to restrictions on transfer under applicable law.

2.8    It acknowledges that the Reimbursement Stock must be held unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions. It acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time it wishes to sell the Reimbursement Stock and that, in such event, it may be precluded from selling the Reimbursement Stock under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. It understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Reimbursement Stock.

2.9    It understands and agrees that the book-entry accounts maintained by the Company’s registrar and transfer agent representing the Reimbursement Stock shall bear a restrictive legend substantially in the following form (and a “stop transfer” order may be placed against transfer of the Reimbursement Stock bearing such legend):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

3.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Avedisian Trust, KGT and TKF as follows:

3.1    (a) It is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) it has full power and authority to execute and deliver this Agreement and to carry out the provisions hereof, and (c) the execution and delivery of this Agreement has been duly authorized by all necessary corporation action by or on the part of the Company, and (d) this Agreement has been duly executed and delivered on behalf of the Company and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and general principles of equity.

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3.2    The execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in any breach of, its organizational documents, (b) conflict with or result in any violation of any provision of any law applicable to it or any of its assets, (c) violate, conflict with or result in a breach or default under any contract, agreement or instrument binding on the Company or its assets, or (d) result in the creation of any lien upon its assets, except (in the case of clauses (b) or (c) above) for such violations, conflicts, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole or on the ability of the Company to perform its obligations under this Agreement.

3.3    No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or notice, approval, consent waiver or authorization from any third party is required on the part of the Company with respect to its execution, delivery or performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

3.4    The Reimbursement Stock that is being issued to the Avedisian Trust, KGT and TKF hereunder, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued and will be fully paid and non-assessable.

3.5    Assuming the accuracy of the representations and warranties of Section 2 above, no registration of the issuance of the Reimbursement Stock is required under the Securities Act or any state securities laws.

3.6    Each of documents filed by the Company with the Securities and Exchange Commission since December 29, 2019 (the “SEC Reports”), as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules and regulations promulgated thereunder applicable to the SEC Reports. None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date hereof, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.    Covenant of the Company. Promptly following the written request of the Avedisian Trust, KGT or TKF, the Company covenants that it shall, at its own expense, arrange for the Company’s registrar and transfer agent to remove the restrictive legend from the Reimbursement Stock at the earliest practicable date that is in conformity with applicable securities laws.

5.    Incorporation by Reference. The parties hereby agree that Sections 12 (Notices), 13 (Governing Law; Jurisdiction; Jury Waiver), 14 (Specific Performance), 15 (Certain Definitions and Interpretations) and 16 (Miscellaneous) of the Settlement Agreement shall be incorporated herein by reference and apply mutatis mutandis to this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date first set forth above.

POTBELLY CORPORATION

By:	/s/ Alan Johnson
Name: Alan Johnson
Title: Chief Executive Officer

VANN A. AVEDISIAN TRUST U/A 8/29/85

By:	/s/ Vann A. Avedisian
Name: Vann A. Avedisian
Title: Trustee

KGT INVESTMENTS, LLC

By:	/s/ Mahmood Khimji
Name: Mahmood Khimji
Title: Manager

[SIGNATURE PAGE TO STOCK ISSUANCE AGREEMENT]

THE KHIMJI FOUNDATION

By:	/s/ Mahmood Khimji
Name: Mahmood Khimji
Title: Trustee

[SIGNATURE PAGE TO STOCK ISSUANCE AGREEMENT]